Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited)
Second Quarter 2022

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2022 Earnings Release

*Use of non-GAAP financial measures
Regions believes that presentation of non-GAAP financial measures provides a meaningful basis for period to period comparisons, which management believes will assist investors in assessing the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes certain adjustments does not represent the amount that effectively accrues directly to shareholders. Additionally, our non-GAAP financial measures may not be comparable to similar non-GAAP financial measures used by other companies.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2022 Earnings Release

Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Earnings Summary
Interest income - taxable equivalent	$1,166	$1,063	$1,066	$1,017	$1,018
Interest expense - taxable equivalent	47	37	37	41	43
Net interest income - taxable equivalent	1,119	1,026	1,029	976	975
Less: Taxable-equivalent adjustment	11	11	10	11	12
Net interest income	1,108	1,015	1,019	965	963
Provision for (benefit from) credit losses	60	(36)	110	(155)	(337)
Net interest income after provision for (benefit from) credit losses	1,048	1,051	909	1,120	1,300
Non-interest income	640	584	615	649	619
Non-interest expense	948	933	983	938	898
Income before income taxes	740	702	541	831	1,021
Income tax expense	157	154	103	180	231
Net income	$583	$548	$438	$651	$790
Net income available to common shareholders	$558	$524	$414	$624	$748

Weighted-average shares outstanding—during quarter:
Basic	934	938	949	955	958
Diluted	940	947	958	962	965

Earnings per common share - basic	$0.60	$0.56	$0.44	$0.65	$0.78
Earnings per common share - diluted	$0.59	$0.55	$0.43	$0.65	$0.77

Balance Sheet Summary
At quarter-end
Loans, net of unearned income	$93,458	$89,335	$87,784	$83,270	$84,074
Allowance for credit losses	(1,514)	(1,492)	(1,574)	(1,499)	(1,684)
Assets	160,908	164,082	162,938	156,153	155,610
Deposits	138,263	141,022	139,072	132,039	131,484
Long-term borrowings	2,319	2,343	2,407	2,451	2,870
Shareholders' equity	16,507	16,982	18,326	18,605	18,252
Average balances
Loans, net of unearned income	$90,764	$87,814	$86,548	$83,350	$84,551
Assets	161,826	161,728	160,051	155,630	154,678
Deposits	139,592	138,734	136,682	131,897	131,132
Long-term borrowings	2,328	2,390	2,433	2,774	2,901
Shareholders' equity	16,404	17,717	18,308	18,453	18,000

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2022 Earnings Release
Selected Ratios and Other Information

	As of and for Quarter Ended
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Return on average assets* (1)	1.44%	1.38%	1.09%	1.66%	2.05%
Return on average common shareholders' equity*	15.18%	13.23%	9.86%	14.75%	18.35%
Return on average tangible common shareholders’ equity (non-GAAP)* (2)	25.40%	21.00%	15.07%	21.34%	26.91%
Efficiency ratio	53.9%	57.9%	59.8%	57.7%	56.4%
Adjusted efficiency ratio (non-GAAP) (2)	54.2%	57.9%	58.8%	56.6%	56.9%
Common book value per share	$15.89	$16.42	$17.69	$17.75	$17.38
Tangible common book value per share (non-GAAP) (2)	$9.55	$10.06	$11.38	$12.32	$11.94
Total equity to total assets	10.26%	10.35%	11.25%	11.91%	11.73%
Tangible common shareholders’ equity to tangible assets (non-GAAP) (2)	5.76%	5.93%	6.83%	7.79%	7.58%
Common equity (3)	$11,298	$10,912	$10,844	$11,628	$11,190
Total risk-weighted assets (3)	$122,169	$116,182	$113,343	$108,052	$107,943
Common equity Tier 1 ratio (3)	9.2%	9.4%	9.6%	10.8%	10.4%
Tier 1 capital ratio (3)	10.6%	10.8%	11.0%	12.3%	11.9%
Total risk-based capital ratio (3)	12.3%	12.5%	12.7%	14.1%	13.9%
Leverage ratio (3)	8.2%	8.0%	8.1%	8.8%	8.6%
Effective tax rate	21.2%	21.9%	18.9%	21.7%	22.6%
Allowance for credit losses as a percentage of loans, net of unearned income	1.62%	1.67%	1.79%	1.80%	2.00%
Allowance for credit losses to non-performing loans, excluding loans held for sale	410%	446%	349%	283%	253%
Net interest margin (FTE)*	3.06%	2.85%	2.83%	2.76%	2.81%
Adjusted net interest margin (FTE) (non-GAAP) (2) *	3.44%	3.43%	3.34%	3.30%	3.31%
Loans, net of unearned income, to total deposits	67.6%	63.3%	63.1%	63.1%	63.9%
Net charge-offs as a percentage of average loans*	0.17%	0.21%	0.20%	0.14%	0.23%
Non-accrual loans, excluding loans held for sale, as a percentage of loans	0.39%	0.37%	0.51%	0.64%	0.79%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties, and non-performing loans held for sale	0.41%	0.39%	0.54%	0.66%	0.93%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties, and non-performing loans held for sale (4)	0.52%	0.53%	0.70%	0.80%	1.09%
Associate headcount—full-time equivalent(5)	19,673	19,723	19,626	18,963	18,814
ATMs	2,048	2,054	2,068	2,051	2,051
Branch Statistics
Full service	1,259	1,259	1,268	1,276	1,280
Drive-through/transaction service only	35	35	34	34	33
Total branch outlets	1,294	1,294	1,302	1,310	1,313

*Annualized
(1)Calculated by dividing net income by average assets.
(2)See reconciliation of GAAP to non-GAAP Financial Measures that begin on pages 6, 7, 11, 12, 13, and 23.
(3)Current quarter Common equity as well as Total risk-weighted assets, Common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.
(4)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 16 for amounts related to these loans.
(5)Associate headcount for the fourth quarter of 2021 includes approximately 620 associates from acquisitions closed in the quarter.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2022 Earnings Release
Consolidated Statements of Income

	Quarter Ended
($ amounts in millions, except per share data)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Interest income on:
Loans, including fees	$932	$876	$902	$847	$849
Debt securities	157	138	134	135	131
Loans held for sale	10	9	6	7	12
Other earning assets	56	29	14	17	14
Total interest income	1,155	1,052	1,056	1,006	1,006
Interest expense on:
Deposits	20	13	13	15	17
Long-term borrowings	27	24	24	26	26
Total interest expense	47	37	37	41	43
Net interest income	1,108	1,015	1,019	965	963
Provision for (benefit from) credit losses	60	(36)	110	(155)	(337)
Net interest income after provision for (benefit from) credit losses	1,048	1,051	909	1,120	1,300
Non-interest income:
Service charges on deposit accounts	165	168	166	162	163
Card and ATM fees	133	124	127	129	128
Wealth management income	102	101	100	95	96
Capital markets income	112	73	83	87	61
Mortgage income	47	48	49	50	53
Securities gains (losses), net	—	—	—	1	1
Other	81	70	90	125	117
Total non-interest income	640	584	615	649	619
Non-interest expense:
Salaries and employee benefits	575	546	575	552	532
Equipment and software expense	97	95	96	90	89
Net occupancy expense	75	75	76	75	75
Other	201	217	236	221	202
Total non-interest expense	948	933	983	938	898
Income before income taxes	740	702	541	831	1,021
Income tax expense	157	154	103	180	231
Net income	$583	$548	$438	$651	$790
Net income available to common shareholders	$558	$524	$414	$624	$748
Weighted-average shares outstanding—during quarter:
Basic	934	938	949	955	958
Diluted	940	947	958	962	965
Actual shares outstanding—end of quarter	934	933	942	955	955
Earnings per common share: (1)
Basic	$0.60	$0.56	$0.44	$0.65	$0.78
Diluted	$0.59	$0.55	$0.43	$0.65	$0.77
Taxable-equivalent net interest income	$1,119	$1,026	$1,029	$976	$975
________
(1) Quarterly amounts may not add to year-to-date amounts due to rounding.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2022 Earnings Release
Consolidated Statements of Income (continued) (unaudited)

	Six Months Ended June 30
($ amounts in millions, except per share data)	2022	2021
Interest income on:
Loans, including fees	$1,808	$1,703
Debt securities	295	264
Loans held for sale	19	24
Other earning assets	85	28
Total interest income	2,207	2,019
Interest expense on:
Deposits	33	36
Long-term borrowings	51	53
Total interest expense	84	89
Net interest income	2,123	1,930
Provision for (benefit from) credit losses	24	(479)
Net interest income after provision for (benefit from) credit losses	2,099	2,409
Non-interest income:
Service charges on deposit accounts	333	320
Card and ATM fees	257	243
Wealth management income	203	187
Capital markets income	185	161
Mortgage income	95	143
Securities gains (losses), net	—	2
Other	151	204
Total non-interest income	1,224	1,260
Non-interest expense:
Salaries and employee benefits	1,121	1,078
Equipment and software expense	192	179
Net occupancy expense	150	152
Other	418	417
Total non-interest expense	1,881	1,826
Income before income taxes	1,442	1,843
Income tax expense	311	411
Net income	$1,131	$1,432
Net income available to common shareholders	$1,082	$1,362
Weighted-average shares outstanding—during year:
Basic	936	959
Diluted	943	967
Actual shares outstanding—end of period	934	955
Earnings per common share:
Basic	$1.16	$1.42
Diluted	$1.15	$1.41
Taxable-equivalent net interest income	$2,145	$1,953

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2022 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis

	Quarter Ended
	6/30/2022			3/31/2022
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$—	$—	—%	$2	$—	0.18%
Debt securities (2)	31,429	157	2.00	29,342	138	1.88
Loans held for sale	704	10	5.39	782	9	4.89
Loans, net of unearned income:
Commercial and industrial	46,538	480	4.12	43,993	447	4.10
Commercial real estate mortgage—owner-occupied	5,204	56	4.31	5,237	57	4.35
Commercial real estate construction—owner-occupied	273	2	3.85	269	3	3.91
Commercial investor real estate mortgage	5,760	39	2.69	5,514	30	2.19
Commercial investor real estate construction	1,668	14	3.34	1,568	11	2.83
Residential first mortgage	17,569	137	3.12	17,496	135	3.09
Home equity	6,082	56	3.76	6,163	55	3.55
Consumer credit card	1,145	36	12.38	1,142	35	12.48
Other consumer—exit portfolios	836	13	5.93	987	14	5.84
Other consumer	5,689	110	7.73	5,445	100	7.42
Total loans, net of unearned income	90,764	943	4.15	87,814	887	4.07
Interest bearing deposits in other banks	22,246	45	0.81	26,606	13	0.20
Other earning assets	1,445	11	2.79	1,306	16	5.02
Total earning assets	146,588	1,166	3.18	145,852	1,063	2.93
Unrealized gains/(losses) on debt securities available for sale, net (2)	(2,107)			(549)
Allowance for loan losses	(1,419)			(1,472)
Cash and due from banks	2,386			2,200
Other non-earning assets	16,378			15,697
	$161,826			$161,728
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$16,200	5	0.12	$15,539	5	0.13
Interest-bearing checking	27,533	6	0.09	27,771	2	0.03
Money market	31,348	4	0.05	31,402	2	0.02
Time deposits	5,600	5	0.34	5,905	4	0.30
Total interest-bearing deposits (3)	80,681	20	0.10	80,617	13	0.07
Other short-term borrowings	7	—	1.01	9	—	0.16
Long-term borrowings	2,328	27	4.53	2,390	24	4.06
Total interest-bearing liabilities	83,016	47	0.22	83,016	37	0.18
Non-interest-bearing deposits (3)	58,911	—	—	58,117	—	—
Total funding sources	141,927	47	0.13	141,133	37	0.11
Net interest spread (2)			2.95			2.75
Other liabilities	3,495			2,878
Shareholders’ equity	16,404			17,717
	$161,826			$161,728
Net interest income /margin FTE basis (2)		$1,119	3.06%		$1,026	2.85%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.06% for the quarter ended June 30, 2022 and 0.04% for the quarter ended March 31, 2022.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2022 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis (continued)

	Quarter Ended
	12/31/2021			9/30/2021			6/30/2021
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$1	$—	0.18%	$2	$—	0.18%	$9	$—	0.13%
Debt securities (2)	29,264	134	1.83	29,308	$135	1.85	28,633	131	1.83
Loans held for sale	855	6	2.98	1,044	7	2.64	1,382	12	3.36
Loans, net of unearned income:
Commercial and industrial	42,254	468	4.39	41,892	464	4.38	43,140	467	4.32
Commercial real estate mortgage—owner-occupied	5,386	60	4.34	5,436	60	4.37	5,358	60	4.42
Commercial real estate construction—owner-occupied	263	3	3.95	246	2	4.14	276	3	4.05
Commercial investor real estate mortgage	5,531	30	2.13	5,605	32	2.18	5,521	30	2.19
Commercial investor real estate construction	1,654	11	2.72	1,706	12	2.72	1,761	12	2.73
Residential first mortgage	17,413	136	3.12	17,198	135	3.15	16,795	134	3.19
Home equity	6,334	55	3.51	6,523	58	3.53	6,774	60	3.52
Consumer credit card	1,155	35	12.16	1,128	35	12.19	1,108	33	12.13
Other consumer—exit portfolios	1,160	18	5.71	1,363	19	5.63	1,599	22	5.60
Other consumer	5,398	96	7.13	2,253	41	7.06	2,219	40	7.20
Total loans, net of unearned income	86,548	912	4.18	83,350	858	4.07	84,551	861	4.07
Interest bearing deposits in other banks	26,121	10	0.15	25,144	9	0.15	23,337	7	0.11
Other earning assets	1,276	4	1.41	1,303	8	2.06	1,297	7	2.20
Total earning assets	144,065	1,066	2.94	140,151	1,017	2.88	139,209	1,018	2.92
Unrealized gains/(losses) on debt securities available for sale, net (2)	331			674			627
Allowance for loan losses	(1,572)			(1,581)			(1,896)
Cash and due from banks	2,143			1,937			2,094
Other non-earning assets	15,084			14,449			14,644
	$160,051			$155,630			$154,678
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$14,854	5	0.12	$14,328	4	0.13	$13,914	5	0.14
Interest-bearing checking	26,000	2	0.03	25,277	2	0.03	25,044	2	0.03
Money market	31,483	1	0.02	30,765	2	0.02	30,762	2	0.03
Time deposits	6,505	5	0.36	4,527	7	0.55	4,813	8	0.64
Other deposits	—	—	—	1	—	1.50	4	—	0.55
Total interest-bearing deposits (3)	78,842	13	0.07	74,898	15	0.08	74,537	17	0.09
Federal funds purchased and securities sold under agreements to repurchase	44	—	0.19	—	—	—	—	—	—
Long-term borrowings	2,433	24	3.93	2,774	26	3.65	2,901	26	3.59
Total interest-bearing liabilities	81,319	37	0.18	77,672	41	0.20	77,438	43	0.22
Non-interest-bearing deposits (3)	57,840	—	—	56,999	—	—	56,595	—	—
Total funding sources	139,159	37	0.11	134,671	41	0.12	134,033	43	0.13
Net interest spread (2)			2.76			2.67			2.70
Other liabilities	2,566			2,506			2,645
Shareholders’ equity	18,308			18,453			18,000
Noncontrolling interest	18			—			—
	$160,051			$155,630			$154,678
Net interest income/margin FTE basis (2)		$1,029	2.83%		$976	2.76%		$975	2.81%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.04% for the quarter ended December 31, 2021, 0.04% for the quarter ended September 30, 2021 and 0.05% for the quarter ended June 30, 2021.

Adjusted Net Interest Margin (non-GAAP)
Regions believes the adjusted net interest margin (non-GAAP) provides investors with meaningful additional information about Regions' performance when margin associated with the SBA's Paycheck Protection Program (PPP) loans and excess cash are excluded from net interest margin (GAAP).

	Quarter-ended
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Net interest margin (FTE) (GAAP)	3.06%	2.85%	2.83%	2.76%	2.81%
Impact of SBA PPP loans (1)	(0.01)%	(0.02)%	(0.09)%	(0.05)%	(0.05)%
Impact of excess cash (2)	0.39%	0.60%	0.60%	0.59%	0.55%
Adjusted net interest margin (FTE) (non-GAAP)	3.44%	3.43%	3.34%	3.30%	3.31%
_______
(1) The impact of SBA PPP loans was determined using average PPP loan balances and the related net interest income.
(2) The impact of excess cash was determined using the average cash balance in excess of $750 million and the related net interest income. The $750 million threshold approximates the average cash balance for the four quarters preceding the outbreak of the COVID-19 pandemic.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2022 Earnings Release
Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income tables below present computations of pre-tax pre-provision income excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations.

	Quarter Ended
($ amounts in millions)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	2Q22 vs. 1Q22		2Q22 vs. 2Q21
Net income available to common shareholders (GAAP)	$558	$524	$414	$624	$748	$34	6.5%	$(190)	(25.4)%
Preferred dividends and other (GAAP) (1)	25	24	24	27	42	1	4.2%	(17)	(40.5)%
Income tax expense (GAAP)	157	154	103	180	231	3	1.9%	(74)	(32.0)%
Income before income taxes (GAAP)	740	702	541	831	1,021	38	5.4%	(281)	(27.5)%
Provision for (benefit from) credit losses (GAAP)	60	(36)	110	(155)	(337)	96	266.7%	397	117.8%
Pre-tax pre-provision income (non-GAAP)	800	666	651	676	684	134	20.1%	116	17.0%
Other adjustments:
Securities (gains) losses, net	—	—	—	(1)	(1)	—	NM	1	NM
Leveraged lease termination gains, net	—	(1)	—	(2)	—	1	100.0%	—	NM
Bank-owned life insurance (2)	—	—	—	—	(18)	—	NM	18	100.0%
Salaries and employee benefits—severance charges	—	—	1	—	2	—	NM	(2)	(100.0)%
Branch consolidation, property and equipment charges	(6)	1	—	—	—	(7)	NM	(6)	NM
Contribution to the Regions Financial Corporation foundation	—	—	—	—	1	—	NM	(1)	(100.0)%
Loss on early extinguishment of debt	—	—	—	20	—	—	NM	—	NM
Professional, legal and regulatory expenses(3)	—	—	15	—	—	—	NM	—	NM
Total other adjustments	(6)	—	16	17	(16)	(6)	NM	10	62.5%
Adjusted pre-tax pre-provision income (non-GAAP)	$794	$666	$667	$693	$668	$128	19.2%	$126	18.9%

______
NM - Not Meaningful
(1) The second quarter 2021 amount includes $13 million of Series A preferred stock issuance costs, which reduced net income available to common shareholders when the shares were redeemed during the second quarter of 2021.
(2) The second quarter 2021 amount relates to an individual BOLI claim benefit.
(3)    Amounts are professional and legal expenses related to acquisitions.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2022 Earnings Release
Non-Interest Income

	Quarter Ended
($ amounts in millions)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	2Q22 vs. 1Q22		2Q22 vs. 2Q21
Service charges on deposit accounts	$165	$168	$166	$162	$163	$(3)	(1.8)%	$2	1.2%
Card and ATM fees	133	124	127	129	128	9	7.3%	5	3.9%
Wealth management income	102	101	100	95	96	1	1.0%	6	6.3%
Capital markets income (1)	112	73	83	87	61	39	53.4%	51	83.6%
Mortgage income (2)	47	48	49	50	53	(1)	(2.1)%	(6)	(11.3)%
Commercial credit fee income	23	22	23	23	23	1	4.5%	—	—%
Bank-owned life insurance	16	14	14	18	33	2	14.3%	(17)	(51.5)%
Market value adjustments on employee benefit assets-other (3)	(17)	(14)	—	5	8	(3)	(21.4)%	(25)	(312.5)%
Securities gains (losses), net	—	—	—	1	1	—	—%	(1)	(100.0)%
Other miscellaneous income	59	48	53	79	53	11	22.9%	6	11.3%
Total non-interest income	$640	$584	$615	$649	$619	$56	9.6%	$21	3.4%
Mortgage Income

	Quarter Ended
($ amounts in millions)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	2Q22 vs. 1Q22		2Q22 vs. 2Q21
Production and sales	$23	$43	$46	$57	$50	$(20)	(46.5)%	$(27)	(54.0)%
Loan servicing	28	27	27	26	25	1	3.7%	3	12.0%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	52	47	(6)	(3)	(38)	5	10.6%	90	236.8%
MSRs hedge gain (loss)	(41)	(52)	1	(12)	32	11	21.2%	(73)	(228.1)%
MSRs change due to payment decay	(15)	(17)	(19)	(18)	(16)	2	11.8%	1	6.3%
MSR and related hedge impact	(4)	(22)	(24)	(33)	(22)	18	81.8%	18	81.8%
Total mortgage income	$47	$48	$49	$50	$53	$(1)	(2.1)%	(6)	(11.3)%

Mortgage production - portfolio	$1,277	$1,021	$1,273	$1,548	$1,746	$256	25.1%	$(469)	(26.9)%
Mortgage production - agency/secondary market	680	819	1,133	1,276	1,255	(139)	(17.0)%	(575)	(45.8)%
Total mortgage production	$1,957	$1,840	$2,406	$2,824	$3,001	$117	6.4%	$(1,044)	(34.8)%

Mortgage production - purchased	82.9%	65.7%	58.6%	59.7%	63.6%
Mortgage production - refinanced	17.1%	34.3%	41.4%	40.3%	36.4%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	2Q22 vs. 1Q22		2Q22 vs. 2Q21
Investment management and trust fee income	$72	$75	$74	$69	$69	$(3)	(4.0)%	$3	4.3%
Investment services fee income	30	26	26	26	27	4	15.4%	3	11.1%
Total wealth management income (4)	$102	$101	$100	$95	$96	$1	1.0%	$6	6.3%
Capital Markets Income

	Quarter Ended
($ amounts in millions)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	2Q22 vs. 1Q22		2Q22 vs. 2Q21
Capital markets income	$112	$73	$83	$87	$61	$39	53.4%	$51	83.6%
Less: Valuation adjustments on customer derivatives (5)	20	6	—	1	(4)	14	233.3%	24	NM
Capital markets income excluding valuation adjustments	$92	$67	$83	$86	$65	$25	37.3%	$27	41.5%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)Mortgage income in the first quarter of 2022 includes approximately $12 million in gains associated with the re-securitization and sale of approximately $285 million of Ginnie Mae loans that had been previously repurchased from their pools.
(3)These market value adjustments relate to assets held for employee benefits that are offset within salaries and employee benefits expense.
(4)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(5)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2022 Earnings Release

Non-Interest Income

	Six Months Ended		Year-to-Date 6/30/2022 vs. 6/30/2021
($ amounts in millions)	6/30/2022	6/30/2021	Amount	Percent
Service charges on deposit accounts	$333	$320	$13	4.1%
Card and ATM fees	257	243	14	5.8%
Wealth management income	203	187	16	8.6%
Capital markets income (1)	185	161	24	14.9%
Mortgage income	95	143	(48)	(33.6)%
Commercial credit fee income	45	45	—	—%
Bank-owned life insurance	30	50	(20)	(40.0)%
Market value adjustments on employee benefit assets - other (2)	(31)	15	(46)	(306.7)%
Gain on equity investment	—	3	(3)	(100.0)%
Securities gains (losses), net	—	2	(2)	(100.0)%
Other miscellaneous income	107	91	16	17.6%
Total non-interest income	$1,224	$1,260	$(36)	(2.9)%
Mortgage Income

	Six Months Ended		Year-to-Date 6/30/2022 vs. 6/30/2021
($ amounts in millions)	6/30/2022	6/30/2021	Amount	Percent
Production and sales	$66	$126	$(60)	(47.6)%
Loan servicing	55	49	6	12.2%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	99	52	47	90.4%
MSRs hedge gain (loss)	(93)	(51)	(42)	(82.4)%
MSRs change due to payment decay	(32)	(33)	1	3.0%
MSR and related hedge impact	(26)	(32)	6	18.8%
Total mortgage income	$95	$143	$(48)	(33.6)%

Mortgage production - portfolio	$2,298	$3,216	$(918)	(28.5)%
Mortgage production - agency/secondary market	1,499	2,561	(1,062)	(41.5)%
Total mortgage production	$3,797	$5,777	$(1,980)	(34.3)%

Mortgage production - purchased	74.6%	57.7%
Mortgage production - refinanced	25.4%	42.3%
Wealth Management Income

	Six Months Ended		Year-to-Date 6/30/2022 vs. 6/30/2021
($ amounts in millions)	6/30/2022	6/30/2021	Amount	Percent
Investment management and trust fee income	$147	$135	$12	8.9%
Investment services fee income	56	52	4	7.7%
Total wealth management income (3)	$203	$187	$16	8.6%
Capital Markets Income

	Six Months Ended		Year-to-Date 6/30/2022 vs. 6/30/2021
($ amounts in millions)	6/30/2022	6/30/2021	Amount	Percent
Capital markets income	$185	$161	$24	14.9%
Less: Valuation adjustments on customer derivatives (4)	26	7	19	271.4%
Capital markets income excluding valuation adjustments	$159	$154	$5	3.2%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)These market value adjustments relate to assets held for employee benefits that are offset within salaries and employee benefits expense.
(3)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(4)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2022 Earnings Release
Non-Interest Expense

	Quarter Ended
($ amounts in millions)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	2Q22 vs. 1Q22		2Q22 vs. 2Q21
Salaries and employee benefits	$575	$546	$575	$552	$532	$29	5.3%	$43	8.1%
Equipment and software expense	97	95	96	90	89	2	2.1%	8	9.0%
Net occupancy expense	75	75	76	75	75	—	—%	—	—%
Outside services	38	38	41	38	39	—	—%	(1)	(2.6)%
Marketing	22	24	32	23	29	(2)	(8.3)%	(7)	(24.1)%
Professional, legal and regulatory expenses	24	17	33	21	15	7	41.2%	9	60.0%
Credit/checkcard expenses	13	26	15	16	17	(13)	(50.0)%	(4)	(23.5)%
FDIC insurance assessments	13	14	13	11	11	(1)	(7.1)%	2	18.2%
Visa class B shares expense	9	5	8	4	6	4	80.0%	3	50.0%
Loss on early extinguishment of debt	—	—	—	20	—	—	—%	—	NM
Branch consolidation, property and equipment charges	(6)	1	—	—	—	(7)	NM	(6)	NM
Other miscellaneous expenses	88	92	94	88	85	(4)	(4.3)%	3	3.5%
Total non-interest expense	$948	$933	$983	$938	$898	$15	1.6%	$50	5.6%

	Six Months Ended		Year-to-Date 6/30/2022 vs. 6/30/2021
($ amounts in millions)	6/30/2022	6/30/2021	Amount	Percent
Salaries and employee benefits	$1,121	$1,078	$43	4.0%
Equipment and software expense	192	179	13	7.3%
Net occupancy expense	150	152	(2)	(1.3)%
Outside services	76	77	(1)	(1.3)%
Marketing	46	51	(5)	(9.8)%
Professional, legal and regulatory expenses	41	44	(3)	(6.8)%
Credit/checkcard expenses	39	31	8	25.8%
FDIC insurance assessments	27	21	6	28.6%
Visa class B shares expense	14	10	4	40.0%
Branch consolidation, property and equipment charges	(5)	5	(10)	(200.0)%
Other miscellaneous expenses	180	178	2	1.1%
Total non-interest expense	$1,881	$1,826	$55	3.0%
_________
NM - Not Meaningful

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2022 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Adjusted Total Revenue
The table below presents computations of the efficiency ratio, which is a measure of productivity, generally calculated as non-interest expense divided by total revenue; and the fee income ratio, generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the adjusted efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the adjusted fee income ratio. Net interest income and non-interest income are added together to arrive at total revenue. Adjustments are made to arrive at adjusted total revenue (non-GAAP). Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the adjusted fee income and adjusted efficiency ratios. Also presented is a computation of the adjusted operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP).

		Quarter Ended
($ amounts in millions)		6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	2Q22 vs. 1Q22		2Q22 vs. 2Q21
Non-interest expense (GAAP)	A	$948	$933	$983	$938	$898	$15	1.6%	$50	5.6%
Adjustments:
Contribution to the Regions Financial Corporation foundation		—	—	—	—	(1)	—	NM	1	100.0%
Branch consolidation, property and equipment charges		6	(1)	—	—	—	7	NM	6	NM
Salaries and employee benefits—severance charges		—	—	(1)	—	(2)	—	NM	2	100.0%
Loss on early extinguishment of debt		—	—	—	(20)	—	—	NM	—	NM
Professional, legal and regulatory expenses (1)		—	—	(15)	—	—	—	NM	—	NM
Adjusted non-interest expense (non-GAAP)	B	$954	$932	$967	$918	$895	$22	2.4%	$59	6.6%
Net interest income (GAAP)	C	$1,108	$1,015	$1,019	$965	$963	$93	9.2%	$145	15.1%
Taxable-equivalent adjustment		11	11	10	11	12	—	—%	(1)	(8.3)%
Net interest income, taxable-equivalent basis	D	$1,119	$1,026	$1,029	$976	$975	$93	9.1%	$144	14.8%
Non-interest income (GAAP)	E	640	584	615	649	619	56	9.6%	21	3.4%
Adjustments:
Securities (gains) losses, net		—	—	—	(1)	(1)	—	NM	1	100.0%
Leveraged lease termination gains		—	(1)	—	(2)	—	1	100.0%	—	NM
Bank-owned life insurance (2)		—	—	—	—	(18)	—	NM	18	100.0%
Adjusted non-interest income (non-GAAP)	F	$640	$583	$615	$646	$600	57	9.8%	$40	6.7%
Total revenue	C+E=G	$1,748	$1,599	$1,634	$1,614	$1,582	$149	9.3%	$166	10.5%
Adjusted total revenue (non-GAAP)	C+F=H	$1,748	$1,598	$1,634	$1,611	$1,563	$150	9.4%	$185	11.8%
Total revenue, taxable-equivalent basis	D+E=I	$1,759	$1,610	$1,644	$1,625	$1,594	$149	9.3%	$165	10.4%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$1,759	$1,609	$1,644	$1,622	$1,575	$150	9.3%	$184	11.7%
Efficiency ratio (GAAP) (3)	A/I	53.9%	57.9%	59.8%	57.7%	56.4%
Adjusted efficiency ratio (non-GAAP) (3)	B/J	54.2%	57.9%	58.8%	56.6%	56.9%
Fee income ratio (GAAP) (3)	E/I	36.4%	36.3%	37.4%	40.0%	38.8%
Adjusted fee income ratio (non-GAAP) (3)	F/J	36.4%	36.2%	37.4%	39.8%	38.1%
________
NM - Not Meaningful
(1)Amounts are professional and legal expenses related to acquisitions.
(2)During the second quarter of 2021, the Company recognized an individual BOLI claim benefit.
(3)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2022 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios and Adjusted Total Revenue (continued)

		Six Months Ended June 30
($ amounts in millions)		2022	2021	2022 vs. 2021
Non-interest expense (GAAP)	A	$1,881	$1,826	$55	3.0%
Adjustments:
Contribution to the Regions Financial Corporation foundation		—	(3)	3	100.0%
Branch consolidation, property and equipment charges		5	(5)	10	200.0%
Salaries and employee benefits—severance charges		—	(5)	5	100.0%
Adjusted non-interest expense (non-GAAP)	B	$1,886	$1,813	$73	4.0%
Net interest income (GAAP)	C	$2,123	$1,930	$193	10.0%
Taxable-equivalent adjustment		22	23	(1)	(4.3)%
Net interest income, taxable-equivalent basis	D	$2,145	$1,953	$192	9.8%
Non-interest income (GAAP)	E	$1,224	$1,260	$(36)	(2.9)%
Adjustments:
Securities (gains) losses, net		—	(2)	2	100.0%
Gains on equity investment		—	(3)	3	100.0%
Leveraged lease termination gains		(1)	—	(1)	NM
Bank owned life insurance (1)		—	(18)	18	100.0%
Adjusted non-interest income (non-GAAP)	F	$1,223	$1,237	$(14)	(1.1)%
Total revenue	C+E= G	$3,347	$3,190	$157	4.9%
Adjusted total revenue (non-GAAP)	C+F=H	$3,346	$3,167	$179	5.7%
Total revenue, taxable-equivalent basis	D+E=I	$3,369	$3,213	$156	4.9%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$3,368	$3,190	$178	5.6%
Operating leverage ratio (GAAP) (2)	I-A				1.9%
Adjusted operating leverage ratio (non-GAAP) (2)	H-B				1.6%
Efficiency ratio (GAAP) (2)	A/I	55.9%	56.9%
Adjusted efficiency ratio (non-GAAP) (2)	B/J	56.0%	56.9%
Fee income ratio (GAAP) (2)	E/I	36.3%	39.2%
Adjusted fee income ratio (non-GAAP) (2)	F/J	36.3%	38.8%
______
NM - Not Meaningful
(1)During the second quarter of 2021, the Company recognized an individual BOLI claim benefit.
(2)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2022 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures

Return Ratio

The table below provides a calculation of “return on average tangible common shareholders’ equity”. Tangible common shareholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter Ended
($ amounts in millions)		6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY
Net income available to common shareholders (GAAP)	A	$558	$524	$414	$624	$748
Average shareholders' equity (GAAP)		$16,404	$17,717	$18,308	$18,453	$18,000
Less:
Average intangible assets (GAAP)		6,034	6,043	5,852	5,285	5,292
Average deferred tax liability related to intangibles (GAAP)		(101)	(100)	(98)	(96)	(96)
Average preferred stock (GAAP)		1,659	1,659	1,660	1,659	1,659
Average tangible common shareholders' equity (non-GAAP)	B	$8,812	$10,115	$10,894	$11,605	$11,145
Return on average tangible common shareholders' equity (non-GAAP) *(1)	A/B	25.40%	21.00%	15.07%	21.34%	26.91%
____
*Annualized
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2022 Earnings Release
Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Components:
Beginning allowance for loan losses (ALL)	$1,416	$1,479	$1,428	$1,597	$1,976

Loans charged-off:
Commercial and industrial	21	23	23	21	35
Commercial real estate mortgage—owner-occupied	1	3	—	1	1
Total commercial	22	26	23	22	36
Commercial investor real estate mortgage	—	—	1	—	4
Total investor real estate	—	—	1	—	4
Residential first mortgage	—	—	1	—	—
Home equity—lines of credit	1	1	1	1	2
Home equity—closed-end	—	1	—	—	1
Consumer credit card	10	10	10	9	12
Other consumer—exit portfolios	4	6	6	7	7
Other consumer	33	33	30	20	21
Total consumer	48	51	48	37	43
Total	70	77	72	59	83

Recoveries of loans previously charged-off:
Commercial and industrial	12	13	12	14	14
Commercial real estate mortgage—owner-occupied	1	—	—	2	1
Total commercial	13	13	12	16	15
Commercial investor real estate mortgage	1	—	—	1	2
Total investor real estate	1	—	—	1	2
Residential first mortgage	1	2	2	—	2
Home equity—lines of credit	4	3	3	3	5
Home equity—closed-end	1	1	1	1	2
Consumer credit card	2	2	3	2	3
Other consumer—exit portfolios	2	2	—	2	1
Other consumer	8	8	7	4	6
Total consumer	18	18	16	12	19
Total	32	31	28	29	36

Net charge-offs (recoveries):
Commercial and industrial	9	10	11	7	21
Commercial real estate mortgage—owner-occupied	—	3	—	(1)	—
Total commercial	9	13	11	6	21
Commercial investor real estate mortgage	(1)	—	1	(1)	2
Total investor real estate	(1)	—	1	(1)	2
Residential first mortgage	(1)	(2)	(1)	—	(2)
Home equity—lines of credit	(3)	(2)	(2)	(2)	(3)
Home equity—closed-end	(1)	—	(1)	(1)	(1)
Consumer credit card	8	8	7	7	9
Other consumer—exit portfolios	2	4	6	5	6
Other consumer	25	25	23	16	15
Total consumer	30	33	32	25	24
Total	$38	$46	$44	$30	$47

Provision for (benefit from) loan losses	$47	$(17)	$86	$(139)	$(332)
Initial allowance on acquired purchased credit deteriorated loans	—	—	9	—	—
Ending allowance for loan losses (ALL)	1,425	1,416	1,479	1,428	1,597
Beginning reserve for unfunded credit commitments	76	95	71	87	92
Provision for (benefit from) unfunded credit losses	13	(19)	24	(16)	(5)
Ending reserve for unfunded commitments	89	76	95	71	87
Allowance for credit losses (ACL) at period end	$1,514	$1,492	$1,574	$1,499	$1,684

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2022 Earnings Release

Credit Quality (continued)

	As of and for Quarter Ended
($ amounts in millions)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Net loan charge-offs as a % of average loans, annualized (1):
Commercial and industrial	0.07%	0.09%	0.11%	0.06%	0.19%
Commercial real estate mortgage—owner-occupied	0.05%	0.20%	0.01%	(0.06)%	(0.03)%
Commercial real estate construction—owner-occupied	(0.01)%	(0.03)%	0.18%	0.10%	0.38%
Total commercial	0.07%	0.10%	0.10%	0.05%	0.17%
Commercial investor real estate mortgage	(0.04)%	(0.01)%	0.01%	(0.05)%	0.19%
Commercial investor real estate construction	(0.01)%	—%	—%	—%	(0.01)%
Total investor real estate	(0.03)%	(0.01)%	0.01%	(0.03)%	0.14%
Residential first mortgage	(0.01)%	(0.05)%	(0.02)%	(0.01)%	(0.04)%
Home equity—lines of credit	(0.31)%	(0.17)%	(0.22)%	(0.24)%	(0.29)%
Home equity—closed-end	(0.04)%	(0.07)%	(0.16)%	(0.10)%	(0.10)%
Consumer credit card	2.70%	2.83%	2.42%	2.57%	3.17%
Other consumer—exit portfolios	0.80%	1.83%	1.69%	1.58%	1.49%
Other consumer	1.72%	1.89%	1.69%	2.80%	2.63%
Total consumer	0.39%	0.44%	0.39%	0.35%	0.34%
Total	0.17%	0.21%	0.20%	0.14%	0.23%
Non-performing loans, excluding loans held for sale	$369	$335	$451	$530	$666
Non-performing loans held for sale	3	7	13	3	99
Non-performing loans, including loans held for sale	372	342	464	533	765
Foreclosed properties	11	9	10	13	15
Non-performing assets (NPAs)	$383	$351	$474	$546	$780
Loans past due > 90 days (2)	$107	$125	$140	$124	$134
Criticized loans—business (3)	$2,310	$2,539	$2,905	$3,054	$3,222
Credit Ratios (1):
ACL/Loans, net	1.62%	1.67%	1.79%	1.80%	2.00%
ALL/Loans, net	1.52%	1.59%	1.69%	1.71%	1.90%
Allowance for credit losses to non-performing loans, excluding loans held for sale	410%	446%	349%	283%	253%
Allowance for loan losses to non-performing loans, excluding loans held for sale	386%	423%	328%	269%	240%
Non-performing loans, excluding loans held for sale/Loans, net	0.39%	0.37%	0.51%	0.64%	0.79%
NPAs (ex. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale	0.41%	0.39%	0.54%	0.66%	0.93%
NPAs (inc. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale (2)	0.52%	0.53%	0.70%	0.80%	1.09%
(1)Amounts have been calculated using whole dollar values.
(2)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 16 for amounts related to these loans.
(3)Business represents the combined total of commercial and investor real estate loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2022 Earnings Release
Non-Performing Loans (excludes loans held for sale)

	As of
($ amounts in millions, %'s calculated using whole dollar values)	6/30/2022		3/31/2022		12/31/2021		9/30/2021		6/30/2021
Commercial and industrial	$257	0.53%	$216	0.47%	$305	0.70%	$359	0.86%	$472	1.11%
Commercial real estate mortgage—owner-occupied	29	0.55%	32	0.61%	52	0.98%	68	1.26%	76	1.41%
Commercial real estate construction—owner-occupied	10	3.92%	10	3.75%	11	4.11%	11	4.22%	10	4.02%
Total commercial	296	0.55%	258	0.50%	368	0.75%	438	0.92%	558	1.16%
Commercial investor real estate mortgage	3	0.05%	2	0.04%	3	0.06%	4	0.07%	4	0.07%
Total investor real estate	3	0.04%	2	0.03%	3	0.05%	4	0.05%	4	0.05%
Residential first mortgage	27	0.15%	31	0.18%	33	0.19%	37	0.22%	51	0.30%
Home equity—lines of credit	36	1.00%	37	1.02%	40	1.08%	44	1.15%	45	1.12%
Home equity—closed-end	7	0.28%	7	0.28%	7	0.27%	7	0.27%	8	0.30%
Total consumer	70	0.22%	75	0.24%	80	0.25%	88	0.31%	104	0.36%
Total non-performing loans	$369	0.39%	$335	0.37%	$451	0.51%	$530	0.64%	$666	0.79%

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	6/30/2022		3/31/2022		12/31/2021		9/30/2021		6/30/2021
Commercial and industrial	$37	0.08%	$37	0.08%	$64	0.15%	$34	0.08%	$35	0.08%
Commercial real estate mortgage—owner-occupied	5	0.10%	6	0.11%	4	0.09%	7	0.14%	7	0.13%
Commercial real estate construction—owner-occupied	—	—%	1	0.46%	—	0.07%	1	0.23%	—	0.14%
Total commercial	42	0.08%	44	0.09%	68	0.14%	42	0.09%	42	0.09%
Commercial investor real estate mortgage	—	—%	16	0.29%	—	—%	—	—%	4	0.07%
Total investor real estate	—	—%	16	0.23%	—	—%	—	—%	4	0.06%
Residential first mortgage—non-guaranteed (1)	71	0.41%	58	0.34%	64	0.38%	60	0.36%	51	0.31%
Home equity—lines of credit	16	0.45%	20	0.55%	21	0.57%	22	0.56%	18	0.45%
Home equity—closed-end	11	0.43%	12	0.47%	11	0.44%	10	0.40%	10	0.39%
Consumer credit card	13	1.11%	13	1.12%	15	1.23%	12	1.02%	11	0.95%
Other consumer—exit portfolios	10	1.31%	11	1.21%	14	1.30%	14	1.08%	15	0.99%
Other consumer	48	0.81%	45	0.82%	46	0.85%	17	0.75%	16	0.70%
Total consumer (1)	169	0.66%	159	0.64%	171	0.67%	135	0.49%	121	0.43%
Total accruing 30-89 days past due loans (1)	$211	0.23%	$219	0.25%	$239	0.27%	$177	0.21%	$167	0.20%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	6/30/2022		3/31/2022		12/31/2021		9/30/2021		6/30/2021
Commercial and industrial	$4	0.01%	$5	0.01%	$5	0.01%	$3	0.01%	$4	0.01%
Commercial real estate mortgage—owner-occupied	1	0.02%	1	0.01%	1	0.01%	2	0.03%	2	0.03%
Total commercial	5	0.01%	6	0.01%	6	0.01%	5	0.01%	6	0.01%
Residential first mortgage—non-guaranteed (2)	50	0.29%	61	0.36%	74	0.44%	68	0.41%	75	0.46%
Home equity—lines of credit	16	0.46%	19	0.52%	21	0.56%	20	0.53%	21	0.51%
Home equity—closed-end	9	0.36%	11	0.45%	12	0.49%	13	0.49%	13	0.48%
Consumer credit card	11	0.97%	12	1.11%	12	1.04%	11	0.97%	12	1.05%
Other consumer—exit portfolios	2	0.19%	2	0.19%	2	0.21%	2	0.18%	2	0.17%
Other consumer	14	0.23%	14	0.25%	13	0.23%	5	0.22%	5	0.24%
Total consumer (2)	102	0.41%	119	0.50%	134	0.58%	119	0.43%	128	0.46%
Total accruing 90+ days past due loans (2)	$107	0.11%	$125	0.14%	$140	0.16%	$124	0.15%	$134	0.16%

Total delinquencies (1) (2)	$318	0.34%	$344	0.39%	$379	0.43%	$301	0.36%	$301	0.36%
(1)Excludes loans that are 100% guaranteed by FHA and guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 30-89 days past due guaranteed loans excluded were $42 million at 6/30/2022, $39 million at 3/31/2022, $40 million at 12/31/2021, $40 million at 9/30/2021, and $46 million at 6/30/2021.
(2)Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $28 million at 6/30/2022, $37 million at 3/31/2022, $49 million at 12/31/2021, $44 million at 9/30/2021, and $44 million at 6/30/2021.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2022 Earnings Release
Consolidated Balance Sheets

	As of
($ amounts in millions)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Assets:
Cash and due from banks	$2,301	$2,227	$1,350	$1,741	$1,820
Interest-bearing deposits in other banks	18,199	25,718	28,061	25,766	23,774
Debt securities held to maturity	836	864	899	945	993
Debt securities available for sale	29,052	29,384	28,481	28,986	29,290
Loans held for sale	612	694	1,003	934	1,194
Loans, net of unearned income	93,458	89,335	87,784	83,270	84,074
Allowance for loan losses	(1,425)	(1,416)	(1,479)	(1,428)	(1,597)
Net loans	92,033	87,919	86,305	81,842	82,477
Other earning assets	1,428	1,504	1,187	1,269	1,246
Premises and equipment, net	1,768	1,794	1,814	1,805	1,825
Interest receivable	365	329	319	304	323
Goodwill	5,749	5,748	5,744	5,181	5,181
Residential mortgage servicing rights at fair value (MSRs)	770	542	418	410	392
Other identifiable intangible assets, net	279	292	305	101	108
Other assets	7,516	7,067	7,052	6,869	6,987
Total assets	$160,908	$164,082	$162,938	$156,153	$155,610
Liabilities and Equity:
Deposits:
Non-interest-bearing	$58,510	$59,590	$58,369	$57,145	$56,468
Interest-bearing	79,753	81,432	80,703	74,894	75,016
Total deposits	138,263	141,022	139,072	132,039	131,484
Borrowed funds:
Long-term borrowings	2,319	2,343	2,407	2,451	2,870
Other liabilities	3,819	3,735	3,133	3,040	3,004
Total liabilities	144,401	147,100	144,612	137,530	137,358
Equity:
Preferred stock, non-cumulative perpetual	1,659	1,659	1,659	1,659	1,659
Common stock	10	10	10	10	10
Additional paid-in capital	11,962	11,983	12,189	12,479	12,467
Retained earnings	6,314	5,915	5,550	5,296	4,836
Treasury stock, at cost	(1,371)	(1,371)	(1,371)	(1,371)	(1,371)
Accumulated other comprehensive income, net	(2,067)	(1,214)	289	532	651
Total shareholders’ equity	16,507	16,982	18,326	18,605	18,252
Noncontrolling interest	—	—	—	18	—
Total equity	16,507	16,982	18,326	18,623	18,252
Total liabilities and equity	$160,908	$164,082	$162,938	$156,153	$155,610

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2022 Earnings Release
End of Period Loans

	As of
						6/30/2022		6/30/2022
($ amounts in millions)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	vs. 3/31/2022		vs. 6/30/2021
Commercial and industrial	$48,492	$45,643	$43,758	$41,748	$42,628	$2,849	6.2%	$5,864	13.8%
Commercial real estate mortgage—owner-occupied	5,218	5,181	5,287	5,446	5,381	37	0.7%	(163)	(3.0)%
Commercial real estate construction—owner-occupied	266	273	264	252	245	(7)	(2.6)%	21	8.6%
Total commercial	53,976	51,097	49,309	47,446	48,254	2,879	5.6%	5,722	11.9%
Commercial investor real estate mortgage	5,892	5,557	5,441	5,608	5,449	335	6.0%	443	8.1%
Commercial investor real estate construction	1,720	1,607	1,586	1,704	1,799	113	7.0%	(79)	(4.4)%
Total investor real estate	7,612	7,164	7,027	7,312	7,248	448	6.3%	364	5.0%
Total business	61,588	58,261	56,336	54,758	55,502	3,327	5.7%	6,086	11.0%
Residential first mortgage	17,892	17,373	17,512	17,347	17,051	519	3.0%	841	4.9%
Home equity—lines of credit (1)	3,550	3,602	3,744	3,875	4,057	(52)	(1.4)%	(507)	(12.5)%
Home equity—closed-end (2)	2,524	2,500	2,510	2,556	2,588	24	1.0%	(64)	(2.5)%
Consumer credit card	1,172	1,133	1,184	1,136	1,131	39	3.4%	41	3.6%
Other consumer—exit portfolios (3)	775	909	1,071	1,260	1,479	(134)	(14.7)%	(704)	(47.6)%
Other consumer	5,957	5,557	5,427	2,338	2,266	400	7.2%	3,691	162.9%
Total consumer	31,870	31,074	31,448	28,512	28,572	796	2.6%	3,298	11.5%
Total Loans	$93,458	$89,335	$87,784	$83,270	$84,074	$4,123	4.6%	$9,384	11.2%
______
NM - Not meaningful.
(1)     The balance of Regions' home equity lines of credit consists of $1,952 million of first lien and $1,598 million of second lien at 6/30/2022.
(2)    The balance of Regions' closed-end home equity loans consists of $2,333 million of first lien and $191 million of second lien at 6/30/2022.
(3)    Regions ceased originating indirect vehicle loans in the second quarter of 2019 and decided not to renew another third party relationship in the fourth quarter of 2019.

	As of
End of Period Loans by Percentage	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Commercial and industrial	51.9%	51.1%	49.9%	50.1%	50.7%
Commercial real estate mortgage—owner-occupied	5.6%	5.8%	6.0%	6.5%	6.4%
Commercial real estate construction—owner-occupied	0.3%	0.3%	0.3%	0.3%	0.3%
Total commercial	57.8%	57.2%	56.2%	56.9%	57.4%
Commercial investor real estate mortgage	6.3%	6.2%	6.2%	6.7%	6.5%
Commercial investor real estate construction	1.8%	1.8%	1.8%	2.0%	2.1%
Total investor real estate	8.1%	8.0%	8.0%	8.7%	8.6%
Total business	65.9%	65.2%	64.2%	65.6%	66.0%
Residential first mortgage	19.1%	19.4%	19.9%	20.8%	20.3%
Home equity—lines of credit	3.8%	4.0%	4.3%	4.7%	4.8%
Home equity—closed-end	2.7%	2.8%	2.9%	3.1%	3.1%
Consumer credit card	1.3%	1.3%	1.3%	1.4%	1.3%
Other consumer—exit portfolios	0.8%	1.0%	1.2%	1.5%	1.8%
Other consumer	6.4%	6.3%	6.2%	2.8%	2.7%
Total consumer	34.1%	34.8%	35.8%	34.4%	34.0%
Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2022 Earnings Release
Average Balances of Loans

	Average Balances
($ amounts in millions)	2Q22	1Q22	4Q21	3Q21	2Q21	2Q22 vs. 1Q22		2Q22 vs. 2Q21
Commercial and industrial	$46,538	$43,993	$42,254	$41,892	$43,140	$2,545	5.8%	$3,398	7.9%
Commercial real estate mortgage—owner-occupied	5,204	5,237	5,386	5,436	5,358	(33)	(0.6)%	(154)	(2.9)%
Commercial real estate construction—owner-occupied	273	269	263	246	276	4	1.5%	(3)	(1.1)%
Total commercial	52,015	49,499	47,903	47,574	48,774	2,516	5.1%	3,241	6.6%
Commercial investor real estate mortgage	5,760	5,514	5,531	5,605	5,521	246	4.5%	239	4.3%
Commercial investor real estate construction	1,668	1,568	1,654	1,706	1,761	100	6.4%	(93)	(5.3)%
Total investor real estate	7,428	7,082	7,185	7,311	7,282	346	4.9%	146	2.0%
Total business	59,443	56,581	55,088	54,885	56,056	2,862	5.1%	3,387	6.0%
Residential first mortgage	17,569	17,496	17,413	17,198	16,795	73	0.4%	774	4.6%
Home equity—lines of credit	3,571	3,667	3,806	3,956	4,165	(96)	(2.6)%	(594)	(14.3)%
Home equity—closed-end	2,511	2,496	2,528	2,567	2,609	15	0.6%	(98)	(3.8)%
Consumer credit card	1,145	1,142	1,155	1,128	1,108	3	0.3%	37	3.3%
Other consumer—exit portfolios (1)	836	987	1,160	1,363	1,599	(151)	(15.3)%	(763)	(47.7)%
Other consumer	5,689	5,445	5,398	2,253	2,219	244	4.5%	3,470	156.4%
Total consumer	31,321	31,233	31,460	28,465	28,495	88	0.3%	2,826	9.9%
Total loans	$90,764	$87,814	$86,548	$83,350	$84,551	$2,950	3.4%	$6,213	7.3%
_____
NM - Not meaningful.
(1)Regions ceased originating indirect vehicle lending in the second quarter of 2019 and decided not to renew another third party relationship in the fourth quarter of 2019.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2022 Earnings Release
Average Balances of Loans (continued)

	Average Balances
	Six Months Ended June 30
($ amounts in millions)	2022	2021	2022 vs. 2021
Commercial and industrial	$45,273	$42,978	$2,295	5.3%
Commercial real estate mortgage—owner-occupied	5,221	5,367	(146)	(2.7)%
Commercial real estate construction—owner-occupied	270	289	(19)	(6.6)%
Total commercial	50,764	48,634	2,130	4.4%
Commercial investor real estate mortgage	5,638	5,449	189	3.5%
Commercial investor real estate construction	1,618	1,804	(186)	(10.3)%
Total investor real estate	7,256	7,253	3	—%
Total business	58,020	55,887	2,133	3.8%
Residential first mortgage	17,532	16,701	831	5.0%
Home equity—lines of credit	3,619	4,290	(671)	(15.6)%
Home equity—closed-end	2,504	2,639	(135)	(5.1)%
Consumer credit card	1,143	1,129	14	1.2%
Other consumer—exit portfolios (1)	911	1,741	(830)	(47.7)%
Other consumer	5,568	2,266	3,302	145.7%
Total consumer	31,277	28,766	2,511	8.7%
Total Loans	$89,297	$84,653	$4,644	5.5%
_____
NM - Not meaningful.
(1)Regions ceased originating indirect vehicle lending in the second quarter of 2019 and decided not to renew a third party relationship in the fourth quarter of 2019.

.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2022 Earnings Release
End of Period Deposits

	As of
						6/30/2022		6/30/2022
($ amounts in millions)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	vs. 3/31/2022		vs. 6/30/2021
Interest-free deposits	$58,510	$59,590	$58,369	$57,145	$56,468	$(1,080)	(1.8)%	$2,042	3.6%
Interest-bearing checking	26,989	28,001	28,018	25,217	25,512	(1,012)	(3.6)%	1,477	5.8%
Savings	16,220	16,101	15,134	14,573	14,099	119	0.7%	2,121	15.0%
Money market—domestic	31,116	31,677	31,408	30,736	30,725	(561)	(1.8)%	391	1.3%
Low-cost deposits	132,835	135,369	132,929	127,671	126,804	(2,534)	(1.9)%	6,031	4.8%
Time deposits	5,428	5,653	6,143	4,368	4,679	(225)	(4.0)%	749	16.0%
Corporate treasury time deposits	—	—	—	—	1	—	NM	(1)	(100.0)%
Total Deposits	$138,263	$141,022	$139,072	$132,039	$131,484	$(2,759)	(2.0)%	$6,779	5.2%

	As of
						6/30/2022		6/30/2022
($ amounts in millions)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	vs. 3/31/2022		vs. 6/30/2021
Consumer Bank Segment	$84,987	$85,219	$82,849	$79,873	$78,428	$(232)	(0.3)%	$6,559	8.4%
Corporate Bank Segment	41,456	42,836	42,689	41,442	43,147	(1,380)	(3.2)%	(1,691)	(3.9)%
Wealth Management Segment	9,489	10,420	10,853	10,251	9,477	(931)	(8.9)%	12	0.1%
Other (1)	2,331	2,547	2,681	473	432	(216)	(8.5)%	1,899	439.6%
Total Deposits	$138,263	$141,022	$139,072	$132,039	$131,484	$(2,759)	(2.0)%	$6,779	5.2%

	As of
						6/30/2022		6/30/2022
($ amounts in millions)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	vs. 3/31/2022		vs. 6/30/2021
Wealth Management - Private Wealth	$8,771	$9,472	$10,033	$9,046	$8,614	$(701)	(7.4)%	$157	1.8%
Wealth Management - Institutional Services	718	948	820	1,205	863	(230)	(24.3)%	(145)	(16.8)%
Total Wealth Management Segment Deposits	$9,489	$10,420	$10,853	$10,251	$9,477	$(931)	(8.9)%	$12	0.1%

					As of
End of Period Deposits by Percentage					6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Interest-free deposits					42.3%	42.3%	42.0%	43.3%	42.9%
Interest-bearing checking					19.5%	19.9%	20.1%	19.1%	19.4%
Savings					11.7%	11.4%	10.9%	11.0%	10.7%
Money market—domestic					22.5%	22.5%	22.6%	23.3%	23.4%
Low-cost deposits					96.0%	96.1%	95.6%	96.7%	96.4%
Time deposits					4.0%	3.9%	4.4%	3.3%	3.6%
Total Deposits					100.0%	100.0%	100.0%	100.0%	100.0%
NM - Not meaningful.
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits).

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2022 Earnings Release
Average Balances of Deposits

	Average Balances
($ amounts in millions)	2Q22	1Q22	4Q21	3Q21	2Q21	2Q22 vs. 1Q22		2Q22 vs. 2Q21
Interest-free deposits	$58,911	$58,117	$57,840	$56,999	$56,595	$794	1.4%	$2,316	4.1%
Interest-bearing checking	27,533	27,771	26,000	25,277	25,044	(238)	(0.9)%	2,489	9.9%
Savings	16,200	15,539	14,854	14,328	13,914	661	4.3%	2,286	16.4%
Money market—domestic	31,348	31,402	31,483	30,765	30,762	(54)	(0.2)%	586	1.9%
Low-cost deposits	133,992	132,829	130,177	127,369	126,315	1,163	0.9%	7,677	6.1%
Time deposits	5,600	5,905	6,505	4,527	4,813	(305)	(5.2)%	787	16.4%
Corporate treasury time deposits	—	—	—	1	1	—	NM	(1)	(100.0)%
Corporate treasury other deposits	—	—	—	—	3	—	NM	(3)	(100.0)%
Total Deposits	$139,592	$138,734	$136,682	$131,897	$131,132	$858	0.6%	8,460	6.5%

	Average Balances
($ amounts in millions)	2Q22	1Q22	4Q21	3Q21	2Q21	2Q22 vs. 1Q22		2Q22 vs. 2Q21
Consumer Bank Segment	$85,224	$83,054	$80,930	$79,098	$78,200	$2,170	2.6%	$7,024	9.0%
Corporate Bank Segment	41,920	42,609	42,659	42,525	42,966	(689)	(1.6)%	(1,046)	(2.4)%
Wealth Management Segment	10,020	10,407	10,054	9,873	9,519	(387)	(3.7)%	501	5.3%
Other (1)	2,428	2,664	3,039	401	447	(236)	(8.9)%	1,981	443.2%
Total Deposits	$139,592	$138,734	$136,682	$131,897	$131,132	$858	0.6%	$8,460	6.5%

	Average Balances
($ amounts in millions)	2Q22	1Q22	4Q21	3Q21	2Q21	2Q22 vs. 1Q22		2Q22 vs. 2Q21
Wealth Management - Private Wealth	$9,266	$9,591	$9,266	$9,036	$8,673	$(325)	(3.4)%	$593	6.8%
Wealth Management - Institutional Services	754	816	788	837	846	(62)	(7.6)%	(92)	(10.9)%
Total Wealth Management Segment Deposits	$10,020	$10,407	$10,054	$9,873	$9,519	$(387)	(3.7)%	$501	5.3%

	Average Balances
	Six Months Ended June 30
($ amounts in millions)	2022	2021	2022 vs. 2021
Interest-free deposits	$58,516	$54,230	$4,286	7.9%
Interest-bearing checking	27,651	24,610	3,041	12.4%
Savings	15,871	13,132	2,739	20.9%
Money market—domestic	31,375	30,097	1,278	4.2%
Low-cost deposits	133,413	122,069	11,344	9.3%
Time deposits	5,752	4,984	768	15.4%
Corporate treasury time deposits	—	3	(3)	(100.0)%
Corporate treasury other deposits	—	1	(1)	(100.0)%
Total Deposits	$139,165	$127,057	$12,108	9.5%

	Average Balances
	Six Months Ended June 30
($ amounts in millions)	2022	2021	2022 vs. 2021
Consumer Bank Segment	$84,145	$75,589	$8,556	11.3%
Corporate Bank Segment	42,204	41,633	571	1.4%
Wealth Management Segment	10,270	9,401	869	9.2%
Other (1)	2,546	434	2,112	486.6%
Total Deposits	$139,165	$127,057	$12,108	9.5%

	Average Balances
	Six Months Ended June 30
($ amounts in millions)	2022	2021	2022 vs. 2021
Wealth Management - Private Wealth	$9,485	$8,558	$927	10.8%
Wealth Management - Institutional Services	785	843	(58)	(6.9)%
Total Wealth Management Segment Deposits	$10,270	$9,401	$869	9.2%
________
NM - Not meaningful.
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits).

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2022 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Tangible Common Ratios
The following tables provide the calculation of the end of period “tangible common shareholders’ equity” and "tangible common book value per share" ratios, and a reconciliation of shareholders’ equity (GAAP) to tangible common shareholders’ equity (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders' equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Tangible Common Ratios
Shareholders’ equity (GAAP)	A	$16,507	$16,982	$18,326	$18,605	$18,252
Less:
Preferred stock (GAAP)		1,659	1,659	1,659	1,659	1,659
Intangible assets (GAAP)		6,028	6,040	6,049	5,282	5,289
Deferred tax liability related to intangibles (GAAP)		(104)	(101)	(100)	(97)	(96)
Tangible common shareholders’ equity (non-GAAP)	B	$8,924	$9,384	$10,718	$11,761	$11,400
Total assets (GAAP)	C	$160,908	$164,082	$162,938	$156,153	$155,610
Less:
Intangible assets (GAAP)		6,028	6,040	6,049	5,282	5,289
Deferred tax liability related to intangibles (GAAP)		(104)	(101)	(100)	(97)	(96)
Tangible assets (non-GAAP)	D	$154,984	$158,143	$156,989	$150,968	$150,417
Shares outstanding—end of quarter	E	934	933	942	955	955
Total equity to total assets (GAAP) (1)	A/C	10.26%	10.35%	11.25%	11.91%	11.73%
Tangible common shareholders’ equity to tangible assets (non-GAAP) (1)	B/D	5.76%	5.93%	6.83%	7.79%	7.58%
Tangible common book value per share (non-GAAP) (1)	B/E	$9.55	$10.06	$11.38	$12.32	$11.94
_________
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2022 Earnings Release
Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below:
•Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in unemployment rates, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.
•Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings.
•Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity.
•The impact of pandemics, including the ongoing COVID-19 pandemic, on our businesses, operations, and financial results and conditions. The duration and severity of any pandemic, including the COVID-19 pandemic, could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values, and result in lost revenue or additional expenses.
•Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment, declining operations of the reporting unit or other factors.
•The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios, and our ability to return capital to shareholders.
•Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases.
•Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses.
•Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities.
•Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs.
•Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.
•Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are.
•Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue.
•Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors.
•Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders.
•Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements.
•Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted.
•The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries.
•The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.
•Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses.
•Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives.
•The risks and uncertainties related to our acquisition or divestiture of businesses, including our recently completed acquisitions of EnerBank, Sabal, and Clearsight, and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within the expected timeframes, or might be less than projected; difficulties in integrating the businesses; and the inability of Regions to effectively cross-sell products following these acquisitions.
•The success of our marketing efforts in attracting and retaining customers.
•Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time.
•Fraud or misconduct by our customers, employees or business partners.
•Any inaccurate or incomplete information provided to us by our customers or counterparties.
•Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively.
•Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms.
•The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.
•The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2022 Earnings Release
•The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage (specifically in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change.
•Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries.
•Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation.
•Our ability to achieve our expense management initiatives.
•Market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans.
•Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets.
•The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses.
•Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders.
•Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect.
•Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated.
•The effects of anti-takeover and exclusive forum laws and provision in our certificate of incorporation and bylaws.
•The effects of any damage to our reputation resulting from developments related to any of the items identified above.
•Other risks identified from time to time in reports that we file with the SEC.

The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2021 and the "Risk Factors" of Regions' Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 as filed with the SEC.
Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the COVID-19 pandemic (including the impact of additional variants and resurgences), the effectiveness, availability and acceptance of any vaccines or therapies, and the direct and indirect impact of the COVID-19 pandemic on our customers, third parties and us.
The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law.
Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551.